EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTORY NOTE

The accompanying pro forma combined condensed consolidated financial information is unaudited and illustrates the effect of Hunt’s acquisition of Carbon Green, Inc., the predecessor company to Carbon Green NA, Inc. (“CGNA”).  The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2010 is based on the historical balance sheets of Hunt and Carbon Green as of that date and assumes the acquisition took place on December 31, 2010. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2010 is based on the historical statements of operations of Hunt and Carbon Green for this period.  The Carbon Green unaudited pro forma combined condensed statement of operations for the 12 months ended December 31, 2010 is comprised of its results for the year ended June 30, 2010 plus its six months ended December 31, 2010 less its six months ended December 31, 2009, all appearing elsewhere in this filing.   The unaudited pro forma combined condensed consolidated statement of operations assumes the acquisition took place on January 1, 2010.  The unaudited pro forma combined condensed consolidated balance sheet assumes the acquisition took place on December 31, 2010.

The unaudited pro forma combined condensed consolidated financial information may not be indicative of the actual results of the acquisition. In particular, the unaudited pro forma combined condensed consolidated financial information is based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ.  The accompanying unaudited pro forma combined condensed consolidated financial information should be read in connection with the historical financial statements of Hunt and Carbon Green, including the related notes, and other financial information included in this filing.

The unaudited pro forma combined condensed consolidated financial information reflect a purchase price based on the valuation provided by Lehrer Financial and Economic Advisory Services (“Lehrer), which is included herein as Exhibit 99.1.  Lehrer concluded that the intangible assets of CGNA had a value of $139.1 million, with the remainder of the purchase price being allocated to the other assets and liabilities based where management estimated that book values approximated fair values as at December 31, 2010.  Using the average market price of Hunt common stock as of the March 2, 2011 acquisition date, the purchase price of the acquisition of Carbon Green would have been in excess of $300,000,000.  Hunt concluded that using the fair value of the assets and liabilities assumed, including those in the Lehrer valuation was a more accurate calculation of the value of Carbon Green versus the average market price of the Hunt common stock on the date of the acquisition due to the thin capitalization of Hunt.  Based on the December 31, 2010 unaudited balance sheet of Carbon Green, the initial allocation of the purchase price is as follows:

Description	Purchase Price Allocated

Assets acquired:
Current assets	$2,112,510
Property, plant and equipment	10,593,660
Intangible assets:
Licenses	48,963,200
Intellectual property	90,136,800
Liabilities assumed	(7,147,380)
Total purchase price	$144,658,790

Hunt determined that the fair value of the current assets, property, plant and equipment and current liabilities as at March 2 2011 approximates book value as at December 31, 2010 with the remaining purchase price being allocated to the intangible assets that were acquired in the transaction.  The amounts included in the unaudited pro forma combined condensed consolidated financial information  is based on the balance sheet balances as of December 31, 2010.  The final determination of book value assets will not occur until the final financial statements are determined as of the closing date on March 2, 2011.

The allocation of intangible assets between licenses and intellectual property was based on a preliminary analysis done by Hunt management.  Hunt has also completed an initial allocation of these values to the individual licenses and patents.  A more comprehensive analysis will be completed in 2011 and the Company will conduct annual reviews for impairment beginning December 31, 2011.  These intangible assets will be amortized over their useful lives currently estimated at 10 years.

As a result of the preliminary nature of financial information, it is likely there will be differences in the final allocation of purchase price and the amounts included in these pro forma financial statements.  Hunt will adjust these amounts when final information becomes available.

HUNT GLOBAL RESOURCES, INC.
PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2010
			Pro Forma Adjustments
	Hunt	Carbon Green	Debit			Credit			Pro Forma Consolidated
ASSETS
Current assets
Cash and short term investments	$1,069,473	$411,952	$			$			$1,481,424
Marketable securities	-	181,459							181,459
Related party receivables	29,413	984,689							1,014,102
Accounts receivable	-	177,181							177,181
Inventory	-	232,727							232,727
Prepaid royalties to related parties	622,986	-							622,986
Prepaid rent and other	59,074	124,502							183,576
Total current assets	1,780,946	2,112,510							3,893,456

Property and equipment, net	918,047	10,593,660							11,511,707
Surface mining rights	3,696,177	-							3,696,177
Intangible assets, net	-	6,717,034		132,382,966	[1]				139,100,000
Deposits and other assets	25,000	-							25,000
Total assets	$6,420,170	$19,423,204		$132,382,966			$-		$158,226,340

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$757,879	$2,797,373	$			$			$3,555,252
Accrued expenses/other liabilities	646,319	476,194							1,122,513
Payables to related parties	1,100,000	1,429,536							2,529,536
Due to shareholders	-	1,900,000							1,900,000
Current portion of long term debt	4,346,704	544,277							4,890,981
Total current liabilities	6,850,902	7,147,380		-			-		13,998,282
Stockholders' equity (deficit)
Class A preferred stock	2,414,139	-					40,817,110	[1]	43,231,249
Class B preferred stock	310,642	-					44,026,957	[1]	44,337,599
Common stock	13,884,175	71,082					59,743,641	[1]	73,698,898
Additional paid in capital	-	52,658,188		52,658,188	[1]				-
Accumulated deficit	(17,039,688)	(38,983,622)					38,983,622	[1]	(17,039,688)
Accumulated other comprehensive income	-	(1,469,824)					1,469,824	[1]	-
Total stockholders' equity (deficit)	(430,732)	12,275,824		52,658,188			185,041,154		144,228,058
Total liabilities and
stockholders' equity	$6,420,170	$19,423,204		$52,658,188			$185,041,154		$158,226,340

See pro forma adjustments for explanation of [1].

HUNT GLOBAL RESOURCES, INC.
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2010
			Pro Forma Adjustments			Pro Forma
	Hunt	Carbon Green	Debit		Credit	Consolidated
Sales	$-	$251,223	$-		$-	$251,223
Cost of sales	-	1,046,228	-		-	1,046,228
Gross profit	-	(795,170)	-		-	(795,160)
			-
General and administrative expenses	4,269,663	10,448,207	-		-	14,612,293
Depreciation and amortization	108,550	1,280,188	13,239,167	[2]	-	14,627,905
Loss from continuing operations	(4,378,213)	(12,523,565)	-		-	(30,035,368)
Other income and (expense):
Interest expense	(758,396)	-	-		-	(758,395)
Interest income	13,555	3,128	-		-	16,683
Loss on debt conversion	-	(64,191)	-		-	(64,191)
Loss on investments	(193,751)	(42,632)	-		-	(236,329)
Net loss	(5,316,805)	(12,627,260)	-		-	(31,077,601)
Preferred stock dividends	(46,666)	-	288,575	[3]	-	(335,241)
Net loss attributable to common	$(5,363,471)	$(12,627,260)	$13,527,742		$-	$(31,412,842)
Loss per common share	(0.07)		-		-	(0.28)
Weighted average number of common shares outstanding	76,507,008	$76,507,008	35,682,297	[4]	-	$112,189,305

See pro forma adjustments for explanation of [2], [3] and [4].

PRO FORMA ADJUSTMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31,2010
	Debit		Credit
Pro Forma Adjustment 1
Additional paid in capital	$	$ 52,658,188	$	$ -
Intangible assets, net		$132,382,966		$-
Class A Preferred Stock		-		40,817,110
Class B Preferred Stock		-		44,026,957
Common stock		-		59,743,641
Accumulated deficit		-		38,983,622
Accumulated other comprehensive income		-		1,469,824
	$	$ 185,041,154	$	$ 185,041,154

To record the effects of the acquisition of Carbon Green as if it occurred on December 31, 2010, the balance sheet date.

Pro Forma Adjustment 2
To record effects of the additional amortization on the intangible assets acquired, which have been estimated by management to have a useful life of 10 years.

Pro Forma Adjustment 3
To record the preferred stock dividends on the Class B preferred stock issued to Carbon Green as if the shares outstanding throughout 2010.

Pro Forma Adjustment 4

To record the effect of common shares issued in connection with the Carbon Green acquisition as if they occurred at January 1, 2010, the beginning of the reporting period. Preferred shares that are convertible to common stock and warrants have not been considered because their effect is anti-dilutive.